Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dollar General Corporation on Form S-8 of our report dated February 23, 1999, appearing in the Annual Report on Form 10-K of Dollar General Corporation for the year ended January 29, 1999.


/s/ Deloitte & Touche, LLP
DELOITTE & TOUCHE, LLP

Nashville, Tennessee
December 20, 1999